EXHIBIT 10.8

                                                 [Letterhead of PR Newswire]





May 5, 1999



Dr. Leonard Vernon
GoHealth.MD, Inc.
2051 Springdale Avenue
Cherry Hill, NJ 08003

Dear Dr. Vernon:

     I am pleased that you will be adding PR Newswire news release to the www. hlthmall.com web site. Below are the terms of the deal we had discussed:

- PR Newswire will provide a daily file of healthcare/pharmaceutical news releases, via e-mail, to the Health Mall fee of charge in exchange for exclusivity as the only corporate newswire on the www.hlthmall.com site for a period of one year.

- The Health Mall will not knowingly permit its users to redistribution PRN files without the prior written approval of PR Newswire

-    No textual changes will be made by The Health Mall to PRN copy.

- The Health Mall will identify each news release from PRN stored on its site as having originated from PRN with an identification tag of 'PRN' or "PR Newswire'.

- PRN copy will be stored on the www.hlthmall.com site for no longer that a period of 30 days.

- PRN information may be made available to The Health Mall's users only after a minimum of 15 minutes have elapsed since receipt of the Daily News File from PRN.

Please return this signed letter so we can get started. Thank you in advance.

Accepted by,


 /s/ Ken Dowell
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Ken Dowell, VBP, Media and Content Development                    Date


/s/ Dr. Leonard Vernon
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Dr. Leonard Vernon, GoHealth.MD, Inc.                             Date


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